SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) May 15, 1998




                                Bertucci's, Inc.

               (Exact Name of Registrant as Specified in Charter)



 Massachusetts             0-19315                           04-2947209

(State of Other        (Commission File                     (IRS Employer
Jurisdiction               Number)                           Identification
Incorporation)                                               No.)

                 14 Audubon Road, Wakefield, Massachusetts 01880
               (Address of Principal Executive Officer) (Zip Code)

       Registrant's telephone number, including area code: (781) 246-6700

                                 Not applicable
         (Former Name or Former Address, if changed since Last Report)

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Item 5   Other Events

         On Wednesday, May 13, 1998, the Company terminated the Agreement and Plan of Merger, dated as of February 13, 1998, by and among the Company, Ten Ideas, Inc. and Ten Ideas Acquisition Corp. Later that same day, the Company entered into an Agreement and Plan of Merger with NE Restaurant Company, Inc., a Delaware corporation ("NERC"), and NERC Acquisition Corp., a Massachusetts corporation ("NERC Acquisition") (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, on or about May 20, 1998, NERC Acquisition will commence a tender offer to purchase all of the outstanding shares of the Company's common stock for $10.50 per share. In the merger to occur following consummation of the tender offer, each share of the Company's common stock which is outstanding and not purchased pursuant to the tender offer will be converted into the right to receive $10.50 per share in cash.

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Item 7 Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Not applicable

         (b)      Not applicable

         (c)      Exhibits.
                  10.11 Agreement and Plan of Merger, dated May 13, 1998, by and among Bertucci's, Inc. NE Restaurant Company, Inc. and NERC Acquisition Corp.

                                    3 of 5

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  BERTUCCI'S'S, INC.
                                  (Registrant)


                                  By:  /s/ Joseph Crugnale
                                  Name:    Joseph Crugnale
                                  Title:   President, Chairman, and Chief
                                           Executive Officer

                                     4 of 5

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                                 EXHIBITS INDEX


Exhibit
Number                                      Description                Page

10.11             Agreement and Plan of Merger, dated May 13, 1998,     6
                  by and among Bertucci's, Inc. NE Restaurant Company, Inc. and NERC Acquisition Corp.


304988-1


                                     5 of 5

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